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                                                                    Exhibit 15.1

May 27, 2003

Board of Trustees and Shareholders of ProLogis
Aurora, Colorado

With respect to the subject registration statement on Form S-3 of ProLogis, we acknowledge our awareness of the incorporation by reference therein of our report dated April 23, 2003 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered a part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Section 7 and 11 of the Act.

                                                /s/ KPMG LLP

San Diego, California